UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K/A
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 10, 2026
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 3500	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE
This Amendment No. 1 to the Current Report on Form 8-K supplements and amends Item 5.02 of the Current Report on Form 8-K filed on August 14, 2026 (the “Original Form 8-K”) to disclose information regarding material modifications to a material compensatory plan, contract or arrangement as to which a named executive officer of the registrant participates that were effected pursuant to an agreement entered into subsequent to the filing of the Original Form 8-K. Except as set forth below, the Original 8-K is not being amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2026, the Company filed the Original Form 8-K to report that Ms. Shannon Miller had transitioned from her role as President, Strategy, Growth & Digital of Jacobs Solutions Inc. (the “Company”) and would serve as Special Advisor to the Company’s Chief Executive Officer until her departure from the Company, which will be no later than October 3, 2026 (the “Separation Date”).

On September 22, 2026, the Company and Ms. Miller entered into a separation, waiver and general release agreement (the “Separation Agreement”), pursuant to which, subject to Ms. Miller’s execution of a supplemental release agreement (the “Supplemental Release” and together with the Separation Agreement, the “Separation Documents”) following the Separation Date and the non-revocation of the Separation Documents, Ms. Miller is eligible to receive: (i) the severance benefits under the Company’s Executive Severance Plan for a Qualifying Termination (as defined in the Executive Severance Plan) not in connection with a Change in Control (as defined in the Executive Severance Plan), (ii) continued vesting of the outstanding time-based restricted stock units held by Ms. Miller as of the Separation Date through November 17, 2027, in accordance with the original vesting schedule as if no separation had occurred, and (iii) the performance-based restricted stock units held by Ms. Miller as of the Separation Date that are set to vest on November 13, 2027 based on the actual achievement by the Company of the applicable performance metrics as if no separation had occurred.

As provided for under the Executive Severance Plan, Ms. Miller’s right to receive the payments and benefits above is subject to the effectiveness of a waiver and general release of claims in favor of the Company. Ms. Miller will also be subject to restrictive covenants as set forth in the Separation Documents, including those relating to non-competition and non-solicitation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 23, 2026

JACOBS SOLUTIONS INC.

By:	/s/ Robert V. Pragada
Robert V. Pragada
Chair and Chief Executive Officer